Exhibit 99.1

Verano Announces the Opening of MÜV Panama City Beach and MÜV Port Orange, the Company’s 60th and 61st Florida Locations

●	The Company is providing support for employees impacted by Hurricane Ian and is facilitating a donation to a Florida Relief Fund to aid recovery efforts
●	In 2022, Verano has opened 20 new MÜV locations in Florida, underscoring the Company’s continued retail expansion across the state
●	Verano’s active operations span 13 states, comprised of 119 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, October 7, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the Company will host grand openings for two new MÜV retail locations in Florida on October 7: MÜV Panama City Beach, located at 7915 Panama City Beach Parkway, and MÜV Port Orange, located at 3880 S. Nova Road. MÜV dispensaries are open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m.

To support the Company’s Florida team members and hurricane recovery efforts across the state, Verano will provide assistance to employees who incurred damage to their homes or property as a result of the storm. The Company will also make a donation to a Florida Relief Fund to support communities across the state directly impacted by Hurricane Ian.

“We are incredibly grateful for our team who faced unique challenges in the wake of Hurricane Ian, and did everything possible to maintain access to medicine for our patients while also prioritizing their own health and safety,” said John Tipton, President of Verano. “As the healing and recovery process continues across Florida, we are grateful to open dispensaries in Volusia County, and our first MÜV dispensary in Panama City Beach, to provide patients with additional convenient locations to access their needed medicine. We remain committed to providing support to our valued team members and communities as disaster relief and recovery efforts continue, and are grateful for all first responders and volunteers who are aiding countless Floridians across the state during this time of need.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower, Encore edibles, and Savvy flower and extracts. The Company also offers one-on-one virtual and in-store consultations at no cost to the patient and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV medical cannabis dispensaries, visit muvfl.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, Savvy™ and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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